UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2013

PENN NATIONAL GAMING, INC.

Commission file number 0-24206

Incorporated Pursuant to the Laws of the Commonwealth of Pennsylvania

IRS Employer Identification No. 23-2234473

825 Berkshire Blvd., Suite 200
Wyomissing, PA 19610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

Completion of Spin-Off

On November 1, 2013, Penn National Gaming, Inc. (“Penn” or the “Company”) completed the previously announced spin-off (the “spin-off”) of its real property assets through the distribution to its shareholders of shares of common stock of Gaming and Leisure Properties, Inc. (“GLPI”).  To implement the spin-off, Penn (and its affiliates) and GLPI effected a series of restructuring transactions following which Penn distributed all outstanding shares of GLPI common stock to the holders of Penn common and preferred stock, as more fully described in GLPI’s prospectus (File No. 333-188608) delivered to investors in connection with the spin-off and filed with the SEC on October 10, 2013 pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended  (the “Prospectus”).  As a result, each Penn shareholder received one share of common stock of GLPI for every share of Penn common stock and every 1/1,000th of a share of Penn Series C preferred stock held at the close of business on October 16, 2013, the record date for the spin-off.

Penn entered into the definitive agreement described below in this Item 1.01 in connection with the spin-off.

Exchange Agreement

On October 30, 2013, Penn and GLPI entered into an Exchange Agreement (the “Exchange Agreement”) with Peter M. Carlino, who until the spin-off was Penn’s Chairman and Chief Executive Officer and remains Penn’s Chairman, and the Commonwealth Trust Company, Trustee of the PMC Delaware Dynasty Trust dated September 25, 2013, a trust for the benefit of Mr. Carlino’s children (the “Trust Stockholder”), on the terms previously approved by the boards of directors of Penn and GLPI. Pursuant to the Exchange Agreement, Mr. Carlino and the Trust Stockholder exchanged each share of Penn common stock held by them for .407 shares of GLPI common stock on October 31, 2013, the business day prior to the date that shares of GLPI common stock were distributed to Penn’s shareholders in the spin-off.  Mr. Carlino and the Trust Stockholder retained the right to receive shares of GLPI common stock in respect of such Penn common stock in the spin-off. Additionally, pursuant to the Exchange Agreement, Mr. Carlino will exchange certain options to acquire Penn common stock for options to acquire GLPI common stock having the same aggregate intrinsic value. The purpose of the transactions contemplated by the Exchange Agreement is to ensure that each member of the Carlino family beneficially owns 9.9% or less of the outstanding shares of Penn common stock for certain federal tax purposes following the spin-off, so that GLPI can qualify to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. The number of options to acquire Penn common stock that Mr. Carlino will exchange will be the minimum number needed to ensure such beneficial ownership of 9.9% or less.  Pursuant to the Exchange Agreement, Mr. Carlino and the Trust Stockholder are also subject to certain limitations on the acquisition and transfer of Penn common stock and GLPI common stock that are intended to preserve the tax-free nature of the spin-off and ensure that GLPI can qualify to be taxed as a REIT for U.S. federal income tax purposes.

A more detailed description of the transactions contemplated by the Exchange Agreement is contained in the Prospectus, including under the caption “Certain Relationships and Related Party Transactions—Agreements with Certain Shareholders in Connection with the Spin-Off—Peter M. Carlino.” The description is incorporated herein by reference, and qualified in its entirety by the Exchange Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01.             Completion of Acquisition or Disposition of Assets.

The disclosures set forth in Item 1.01 of this Current Report on Form 8-K regarding the completion of the spin-off are incorporated herein by reference.

Item 8.01.             Other Events.

On November 1, 2013, Penn issued a press release announcing completion of the spin-off. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The unaudited pro forma consolidated financial information of Penn giving effect to the spin-off, and the related notes thereto, were previously filed as Exhibit 99.1 to Penn’s Current Report on Form 8-K filed with the SEC on October 15, 2013, and are incorporated herein by reference.

(d) Exhibits

Exhibit Number	Description

10.1

Exchange Agreement, dated as of October 30, 2013, among Peter M. Carlino, the Commonwealth Trust Company, Trustee of the PMC Delaware Dynasty Trust dated September 25, 2013, Penn National Gaming, Inc. and Gaming and Leisure Properties, Inc.

99.1	Press Release, dated November 1, 2013.

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 5, 2013	PENN NATIONAL GAMING, INC.

	By:	/s/ Robert Ippolito
	Name:	Robert Ippolito
	Title:	Vice President, Secretary and Treasurer